Exhibit 10.2
SABINE PRODUCTION MANAGEMENT, LLC
Option Agreement
     This Option Agreement (this “Option Agreement”) dated ___ (the “Effective Date”), by and between Sabine Production Management, LLC, a Texas limited liability company (“Grantor”) and Jack Ivan Tompkins (“Grantee”) relating to Common Units (“Common Units”) of Grantor.
RECITALS
     A. Grantor is the sole general partner of Sabine Production Partners, LP, a Texas limited partnership (“SPP”).
     B. On the Effective Date, Grantor’s equity capitalization consists of 14,579,345 Common Units held by Sabine Production Operating, LLC, a Texas limited liability company (“Sabine Operating”), the sole managing member of Grantor, and 2,420,655 Common Units reserved for issuance upon exercise of options (including the Option, as defined below). No other Common Units are outstanding or reserved for issuance. Any person other than Sabine Production Operating, LLC, that becomes a holder of Common Units will thereby become a non-managing member of Grantor.
     C. As of the Effective Date, Grantee has agreed to devote his best efforts and give full-time attention to Sabine Operating’s consummation of the transaction (the “Transaction”) in which the assets of Sabine Royalty Trust (“SRT”) would be transferred by the trustee to SPP in exchange for common units representing limited partnership interests in SPP and then immediately distributed by the trustee among the unit holders of SRT in connection with the termination and winding up of SRT.
     Now, therefore, in consideration of and in reliance upon the foregoing premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Grant of Option to Grantee. For and in consideration of Grantee’s services to Sabine Operating, Grantor hereby grants to Grantee an option (the “Option”) to purchase five hundred thousand (500,000) Common Units (the “Option Units”) at an exercise price per unit of Two and 50/100ths Dollars ($2.50) (the “Exercise Price”), on the terms and conditions set forth in this Option Agreement.
     2. Term of Option. The Option may be exercised in whole at any time or in part from time to time during the period (the “Option Period”) commencing on the Effective Date and ending 5 p. m., Fort Worth, Texas time, on the tenth anniversary of the Effective Date (the “Expiration Date”). Any portion of the Option not duly exercised prior to expiration of the Option Period shall expire.

     3. Manner of Exercise. The Option may be exercised, in whole or in part, by Grantee by making actual delivery to Grantor at its address set forth below of a written notice (an “Exercise Notice”) signed by Grantee stating that it is thereby irrevocably exercising the Option for the number of Option Units specified in such Exercise Notice. Not later than five business days following Grantor’s receipt of such Exercise Notice, Grantor and Grantee shall close at the Grantee’s address as set forth below the sale and purchase of the number of Option Units specified in such Exercise Notice; at each such closing, Grantee shall pay to Grantor by cashier’s check or wire transfer of funds the aggregate Exercise Price for the number of Option Units specified in such Exercise Notice and Grantor shall cause to be delivered to Grantee one or more certificates, in denominations reasonably requested by Grantee and registered in the name of Grantee, representing in the aggregate the number of Option Units so purchased by Grantee and bearing a legend to the effect that the Common Units represented thereby have not been registered under the Securities Act of 1933 (“Act”) or state securities laws and that sale or other transfer of such shares may be made only in compliance with the requirements of the Act and applicable state securities laws.
     4. Representations and Covenant of Grantee. Grantee represents that he is sophisticated and experienced in matters of equity investing in general and in financial and business matters related to the business of Grantor in particular, capable of evaluating the merits and risks of his investment in the Option and the Option Units, and able to bear the economic risks of such investment; and that he is acquiring the Option and will acquire the Option Units for investment for his own account and not with a view to any distribution thereof in violation of federal or state securities laws. Grantee agrees that any sale or other disposition of Option Units will be made in compliance with federal and applicable state securities laws.
     5. Transferability. Neither this Agreement nor the Option is assignable or transferable by Grantee, other than pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution. Any attempted transfer shall be null and void ab initio.
     6. Adjustment. In the event that the outstanding units of beneficial interest of Grantor hereafter is changed into or exchanged for a different number or kind of securities by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then the number and kind of units subject to the Option and the Exercise Price shall be adjusted appropriately.
     7. Cooperation in Disclosures. Except as required by law or by legal or regulatory process, and then only after complying with the terms of this Paragraph 7, Grantee agrees not to disclose the existence or any of the terms of this Option Agreement to any other person except to his attorneys, accountants, employees, owners and advisers who need to know such information (all of whom shall be likewise subject to this confidentiality obligation). If Grantee is or becomes required by law or by legal or regulatory process to disclose the existence or any terms of this Option Agreement to any other person, then Grantee, as promptly as practicable after becoming aware of such obligation, shall so inform Grantor. Grantee agrees to cooperate with Grantor, to the extent that Grantor reasonably requests, in the drafting, preparation, production, execution, filing and dissemination of any oral or written statement or documentation required to be filed, produced or otherwise made as required by law or by legal or regulatory process applicable to Grantee or to Grantor relating to the existence of this Option Agreement.
     8. Further Assurances. Grantor and Grantee each agrees to execute and deliver such other instruments and take such other actions as may be reasonably requested by the other party in order to effectuate the sale and purchase of and transfer of title to the Option Units as hereby contemplated in accordance with applicable laws and otherwise to effectuate the intents and purposes of this Option Agreement; however, neither party shall be required in complying with this Paragraph 8 to expend any funds, incur any monetary obligations, or assume any legal risks which such party considers significant or burdensome.
     9. Miscellaneous. If any provision of this Option Agreement shall be determined by any court of competent jurisdiction to be invalid and unenforceable, the remainder of this Option Agreement shall not be affected thereby, and shall continue in full force and effect. THIS OPTION AGREEMENT: sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto and making specific reference to this Option Agreement; shall bind and inure to the benefit of Grantee and Grantor and their respective assigns, successors, representatives and heirs; and SHALL BE GOVERNED BY THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. All notices required or permitted hereunder to be delivered to a party shall be delivered personally, by same day or overnight courier, or by facsimile transmission, to the address or facsimile number set forth below such party’s name hereinbelow but no notice shall be deemed received until actually received.

GRANTOR:		GRANTEE:

Sabine Production Management, LLC

By:	Sabine Production Operating, LLC	Jack Ivan Tompkins
By:

Its:

Address:		Address:

Facsimile:		Facsimile:

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